THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE AND MAY
BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE
PROVISIONS OF SUCH ACT OR SUCH LAWS OR IF AN EXEMPTION FROM
REGISTRATION IS AVAILABLE.

OPTION AGREEMENT

THIS OPTION AGREEMENT (Agreement) is entered into as of ____________, 200__ between Dr. L.S. Smith( “Optionee”) and DGSE Companies, Inc., a Nevada Corporation (the “Company”) with reference to the following facts:

A. In consideration for Optionee providing certain services between Optionee and the Company the Company desires to grant Optionee an option to purchase certain shares of its common stock (Common Stock) on the terms and conditions contained herein.

NOW THEREFORE IN CONSIDERATION OF the foregoing and the mutual covenants and conditions contained herein the parties agree as follows:

1. Grant of Option. The Company hereby grants to Optionee an option (the “Option”) to purchase in whole or in part at any time or from time to time from the Company _______ shares of Common Stock (the “Shares”) at an exercise price of $______ per Share.

2. Term of Option. The Option shall expire at 5:00 p.m. Dallas, Texas time on that date that is 180 days from termination of employment for any reason (the “Expiration Date”).

3. Exercise of Option. The Option may be exercised, in whole or in part, at any time or from time to time, on or after the date hereof, by giving written notice to the Company no less than five days before the Exercise Date (as defined below). Such notice (the “Exercise Notice”) shall state: (a) the number of Shares with respect to which the Option is being exercised; (b) the aggregate purchase price to be paid for such Shares;(c) the number of Shares which shall remain subject to the Option after the Exercise Date; and (d) the date on which certificates evidencing the Shares to be acquired shall be delivered to Optionee (the “Exercise Date”). On the Exercise Date, the Company shall deliver to Optionee a certificate representing the Shares being purchased by Optionee and Optionee shall deliver to the Company payment for such Shares which shall be by wire transfer or certified or cashier's check or a number of shares of the common stock of the Company (cashless exercise pursuant to Section 3(a)(9)) derived by dividing the net exercise price by the average bid price of the Company’s common stock in the ten day period prior to exercise.

4. Equitable Adjustment. The number of shares and the purchase price per Share set forth in Section l above shall be equitably adjusted as necessary in the event of any stock split reverse stock split recapitalization or other similar event involving the capital stock of the Company.

5. Representations and Warranties by the Company. The Company represents and warrants to Optionee that as of the date hereof and on the Exercise Date:

5.1 Organization and Standing. The Company is a corporation duly organized validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power and authority to enter into this Agreement to own and to lease its property and to carry on its business as now conducted.

5.2 Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all required corporate action.

5.3 Enforceability. This Agreement constitutes the legal valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

5.4 Status of the Shares. The Shares when issued and paid for by Optionee as provided herein shall be validly issued fully paid and non-assessable.

6. Reservation of the Shares. The Company agrees to reserve at all times during the term of the Option a sufficient number of shares of Common Stock for the exercise of the Option.

7. Regulatory Compliance. The issuance and sale of the Shares pursuant to the exercise of the Option shall be subject to full compliance with all applicable requirements of law and all certificates representing the Shares shall bear any legend required by applicable securities laws. The Company shall not be obligated to issue the Shares unless they have been registered and qualified under applicable federal and state securities laws or an exemption from such registration and qualification is available and the Company at its option receives an opinion of Optionee's counsel as to the availability of such exemption. Optionee acknowledges that upon request to exercise this option, the company will be required to file appropriate applications to regulatory body for the exchange upon which the company’s shares are listed and such application must be approved prior to the physical issuance of such shares.

8. Transferability. This Agreement and the Option may not be assigned transferred or sold by Optionee.

9. Further Assurances. The Company and Optionee will upon the request of the other execute and deliver such documents and take such action reasonably necessary or desirable to more effectively complete and evidence the sale and transfer of the Shares.

10. Survival of Representations. All representations and warranties made herein and remedies for failure to perform any obligation required to be performed shall survive the execution and delivery of this Agreement.

11. Miscellaneous.

11.1 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement or statement of intention has been made by any party hereto that is not embodied herein and no party shall be bound by or liable for any alleged representation, promise, inducement or statement not so set forth herein.

11.2 Waiver. No failure on the part of either party hereto to exercise, and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof or as a waiver of any other right, power or remedy hereunder or the performance of any obligation of the other party hereto; and no single or partial exercise by either party hereto of any right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy by such party.

11.3 Notice. All notices, requests, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given (a) upon receipt, if given by personal delivery, (b) upon confirmation of delivery, if given by electronic facsimile, or (c) upon the third business day following mailing, if deposited in the United States Mail, certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:	DGSE Companies, Inc. 2817 Forest Lane Dallas, Texas 75234 Attn: Chief Financial Officer Fax: (972) 241-0646

If to Optionee:

Dr. L.S. Smith [omitted]

Either party may change its or his address or fax number by providing notice of such change to the other party in accordance herewith.

11.4 Controlling Law. This Agreement shall be interpreted and enforced under the internal laws of the State of Delaware.

11.5 Construction. In construing this Agreement, none of the parties hereto shall have any tern or provision construed against such party solely by reason of such party having drafted the same.

11.6 Severability. If any sentence, paragraph, clause or combination of the same in this Agreement is held by a court or arbitration panel of competent jurisdiction, to be unenforceable in any jurisdiction such sentence, paragraph, clause or combination shall be unenforceable in the jurisdiction where it is invalid and the remainder of this Agreement shall remain binding on the parties in such jurisdiction as if such unenforceable provision had not been contained herein. The enforceability of such sentence, paragraph, clause or combination of the same in this Agreement shall be otherwise unaffected and shall remain enforceable in all other jurisdictions.

11.7 Modification. This Agreement may be modified, amended, superseded or canceled and any part of the terms, covenants, representations, warranties or conditions of the Agreement may be waived only by a written document executed by the party or parties to be bound by any such modification, amendment, cancellation or waiver.

11.8 Counterparts. This Agreement may be signed simultaneously in any number of counterparts each of which shall be deemed an original but all of which together shall constitute one and the same document.

11.9 Effect of Headings. The headings used in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DGSE Companies, Inc.

By

Its

Optionee

By:
Its: